UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2022

Progressive Care Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52684	32-0186005
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Ansin Blvd., Suite A

Hallandale Beach, FL 33009

(Address of Principal Executive Offices) (Zip Code)

(305) 760-2053

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On September 13, 2022, Progressive Care Inc. (the “Company”) appointed Charles M. Fernandez as Chairman of the Board of Directors (“Chairman”) of the Company and Rodney Barreto as the Vice Chairman of the Board of Directors (“Vice Chairman”) of the Company. In connection with these appointments, Alan Jay Weisberg, the Company’s current Chairman and Chief Executive Officer, was appointed to serve as a Vice Chairman of the Company’s Board of Directors.

Charles M. Fernandez

Mr. Fernandez, age 60, has extensive experience identifying profitable start-up and dislocation opportunities, building significant value and executing both private and public exit strategies. Mr. Fernandez has served as NexPlat Corp’s Executive Chairman since May 28, 2021 and its Chief Executive Officer since June 5, 2021. Mr. Fernandez was a co-founder and the Chairman of Kempstar (a large-scale marketer of energy and agricultural commodities) from November 2015 through June 2020; a member of the Supervisory Board of Smartrac (a RFID products and IoT solutions) from January 2019 through March 2020; Chief Executive Officer of eApeiron Solutions (a brand protection and e-commerce company) from June 2016 through December 2018; served as the founder and Chief Investment Officer of Barnstar Funds, LP (a fund established in 2012 for investment in special situations across the capital markets) from October 2012 through March 2016; and co-founder and Chairman of Lakeview Health Systems, LLC (a private pay, specialized hospital company) from December 2003 through December 2012.

The Company and Mr. Fernandez have agreed to enter into a stock option agreement (the “Fernandez Option Agreement”), in connection with Mr. Fernandez’s appointment as Chairman, pursuant to which Mr. Fernandez will receive options to purchase up to 5% of the Company’s issued and outstanding stock as measured on the date the options are granted under the Fernandez Option Agreement (the “grant date”), at an exercise price of $0.02 per share. The options under the Fernandez Option Agreement will vest as follows:

●	Mr. Fernandez will have options to purchase up to 2% of the Company’s issued and outstanding stock, as measured on the grant date, immediately upon the effectiveness of the Fernandez Stock Option Agreement;

●	Upon Company’s market capitalization reaching $50 million for five consecutive trading days, Mr. Fernandez will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date;

●	Upon the Company’s market capitalization reaching $100 million for five consecutive trading days, Mr. Fernandez will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date; and

●	Upon the Company’s market capitalization reaching $200 million for five consecutive trading days, Mr. Fernandez will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date.

Rodney Barreto

Mr. Barreto, age 64, has extensive leadership and entrepreneurial experience. Mr. Barreto has served on the Board of Directors of NextPlat Corp since January 20, 2022. Mr. Barreto is President and CEO of the Barreto Group and of Barreto Hospitality since their founding. The Barreto Group, which was founded in 1988, is a diversified company specializing in corporate and public affairs consulting, real estate investment, and development. Barreto Hospitality, which was founded in 2020, is the food, beverage, and hospitality arm of NextPlat Corp., boasting a wide array of dining and entertainment venues across South Florida. Mr. Barreto is also the founding partner of Floridian Partners, LLC. Floridian Partners LLC, which was founded in 2000, is a consulting firm that develops and manages effective corporate and public affairs strategies designed to achieve specific business results. Mr. Barreto has also served as the CEO of Barreto Capital, LLC, a private money lender, since November 2018. Mr. Barreto has chaired the Super Bowl Host Committee a record three (3) times, in the years 2007, 2010 and 2020.

The Company and Mr. Barreto have agreed to enter into a stock option agreement (the “Barreto Option Agreement”), in connection with Mr. Barreto’s appointment as Vice Chairman, pursuant to which Mr. Barreto will receive options to purchase up to 4% of the Company’s issued and outstanding stock as measured on the date the options are granted under the Barreto Option Agreement (the “grant date”), at an exercise price of $0.02 per share. The options under the Barreto Option Agreement will vest as follows.

●	Mr. Barreto will have options to purchase up to 1% of the Company’s issued and outstanding stock, as measured on the grant date, immediately upon the effectiveness of the Barreto Stock Option Agreement;

●	Upon Company’s market capitalization reaching $50 million for five consecutive trading days, Mr. Barreto will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date;

●	Upon the Company’s market capitalization reaching $100 million for five consecutive trading days, Mr. Barreto will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date; and

●	Upon the Company’s market capitalization reaching $200 million for five consecutive trading days, Mr. Barreto will have the option to purchase up to an additional 1% of the Company’s issued and outstanding stock, as measured on the grant date.

The appointments of Mr. Fernandez and Mr. Barreto were made pursuant to the Company’s entry into a Securities Purchase Agreement (the “SPA”) with NextPlat Corp (NASDAQ: NXPL, NXPLW) (“NextPlat”), pursuant to which NextPlat purchased 3,000 newly issued units of securities from the Company (the “Units”) at a price per Unit of $2,000, for an aggregate purchase price of $6 million, with each Unit consisting of one share of Series B Convertible Preferred Stock of the Company and one warrant to purchase a share of Series B Preferred Stock, as had been previously disclosed. In addition, the Company is obligated to pay Messrs. Fernandez and Barreto interest and principal payments under that certain Amended and Restated Convertible Promissory Note dated September 2, 2022, which obligation was acquired by Messrs. Fernandez and Barreto and certain other investors from Iliad Research and Trading, L.P. on September 2, 2022.

Resignation of Directors

On September 12, 2022, Birute Norkute, the Company’s Chief Operating Officer, notified Progressive Care, Inc. (the “Company”) of her resignation as Director, with such resignation to become effective immediately. Such resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, and Ms. Norkute will continue to serve as Chief Operating Officer.

On September 12, 2022, Oleg Firer notified the Company of his resignation as Director, and any other positions held with the Company or any of its subsidiaries, regardless of whether Mr. Firer had been appointed, with such resignations to become effective immediately. Such resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

The foregoing descriptions of each of the Fernandez Option Agreement and the Barreto Option Agreement are qualified in their entirety by reference to the full text of such agreements. The Company will file the complete Fernandez Option Agreement and the Barreto Option Agreement as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter that will end on September 30, 2022.

Item 8.01. Other Events.

On September 15, 2022, the Company issued a press release related to the appointments and resignations described above (the “Press Release”). The Press Release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROGRESSIVE CARE, INC.

Date: September 16, 2022	By:	/s/ Alan Jay Weisberg
	Name:	Alan Jay Weisberg
	Title:	Chief Executive Officer